EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-155029) of Man Shing Agricultural Holdings, Inc. of our report dated September 21, 2010 appearing in this Annual Report on Form 10-K of Man Shing Agricultural Holdings, Inc. for the year ended June 30, 2011.

/s/Lake & Associates CPA’s LLC

Lake & Associates CPA’s LLC

Schaumburg, Illinois

September 15, 2011